EXHIBIT 10(m)

January 18, 1995

Mr. Charles Pignatelli
President and Chief Executive Officer
CBC Bancorp, Inc.
128 Amity Road
Woodbridge, Connecticut 06525

Dear Mr. Pignatelli:

     This letter agreement shall confirm our mutual understanding and agreement pertaining to the Option Agreement (the "Option
Agreement"), dated as of June 23, 1994, by and between CBC
Bancorp, Inc. ("Bancorp") and EQ Corporation ("EQ").
Specifically, the parties to this letter agreement hereby agree as follows:

     1. For value received, the receipt and sufficiency of which is hereby acknowledged, EQ hereby agrees to the cancellation of the Option Agreement. EQ also agrees to relinquish any and all options or rights heretofore granted, or to be granted in the future, under the Option Agreement.

     2.   As of the date of this letter agreement, the Option
Agreement will be deemed void, canceled and of no further legal effect or import.

     3. This letter agreement shall be governed by the laws of the State of Connecticut. This letter may be executed in counterparts each of which shall constitute one and the same agreement.

     If the foregoing accurately reflects our agreement with respect to the matters set forth above, please return one executed copy of this letter agreement to me for my records.

                    Very truly yours,

                    EQ CORPORATION

                    By:  /s/ Richard Parkes

                    Its:    President

AGREED TO AND ACCEPTED BY

CBC BANCORP, INC.

By:  /s/ Charles Pignatelli

Its:     President